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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under Rule 14a-12
RICHARDSON ELECTRONICS, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RICHARDSON ELECTRONICS, LTD.

40W267 Keslinger Road
P.O. Box 393
LaFox, Illinois 60147-0393

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 15, 2002

To the Stockholders of Richardson Electronics, Ltd.

The Annual Meeting of Stockholders of Richardson Electronics, Ltd., a Delaware corporation, will be held on Tuesday, October 15, 2002 at 3:15 P.M., Chicago time, at the offices of the Company, 40W267 Keslinger Road, LaFox, Illinois, for the following purposes:

1.
To elect ten directors;

2.
To transact such other business as may properly come before the meeting and any adjournments thereof.

All stockholders are cordially invited to attend the meeting, although only stockholders of record at the close of business as of August 20, 2002 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. If you would like directions to the location of the Annual Meeting, please contact the Company at (630) 208-2371 or go to the Company's website at www.rell.com/pdfs/map_directions.pdf.

                          By order of the Board of Directors

                          EDWARD J. RICHARDSON
                          Chairman of the Board
                          and Chief Executive Officer

LaFox, Illinois
September 4, 2002

RICHARDSON ELECTRONICS, LTD.

PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION

        The enclosed proxy is solicited by Richardson Electronics, Ltd. (the "Company") whose principal executive offices are located at 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393, for use at the Annual Meeting of Stockholders of the Company, to be held Tuesday, October 15, 2002 at 3:15 P.M., Chicago Time, at the offices of the Company, 40W267 Keslinger Road, LaFox, Illinois, or at any adjournments thereof. In addition to solicitation of proxies by mail, proxies may be solicited by the Company's directors, officers and regular employees by personal interview or telephone, telegram or similar means, and the Company will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by them. The expense of all such solicitation, including printing and mailing, will be paid by the Company. Any proxy may be revoked at any time before its exercise, by written notice to the Secretary of the Company, by executing a subsequent proxy or by attending the meeting and electing to vote in person. This Proxy Statement and accompanying proxy were first sent or given to stockholders on or about September 4, 2002.

        Only stockholders of the Company of record at the close of business on August 20, 2002 are entitled to vote at the meeting or any adjournment thereof. As of that date there were outstanding 12,161,182 shares of Common Stock, par value $.05 per share, and 3,206,812 shares of Class B Common Stock, par value $.05 per share. Holders of Common Stock are entitled to one (1) vote per share and holders of Class B Common Stock are entitled to ten (10) votes per share on all matters voted upon at the meeting. The Common Stock and the Class B Common Stock will vote together as a single class on all proposals presented in this Proxy Statement. Outstanding shares of the Company, represented in person or by proxy, having a majority of the voting power shall constitute a quorum at the meeting. A plurality of the voting power of the shares represented at the meeting is required to elect directors and the ten nominees who receive the most votes will be elected. A proxy in the accompanying form which is properly signed, dated, returned and not revoked will be voted in accordance with the instructions contained therein. Unless authority to vote for the election of directors (or for any nominee) is withheld, proxies will be voted for the directors proposed by the Board. Discretionary authority is provided in the proxy as to any matters not specifically referred to therein. Management is not aware of any other matters that are likely to be brought before the meeting. However, if any such matters properly come before the meeting, it is understood that the proxy holder or holders are fully authorized to vote thereon in accordance with his or their judgment and discretion. Stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum and a vote against the proposals. Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. If brokers do not receive instruction to vote on discretionary matters, they will not vote on such matters with respect to such shares. These "broker non-votes" will be counted as present for quorum purposes but not entitled to vote on the matter in question, thus effectively reducing the number of votes needed to approve the matter.

ELECTION OF DIRECTORS

        A Board of ten directors will be elected to serve until the next annual meeting, or until their successors are elected and shall have qualified subject to their earlier resignation or removal as permitted by law. The proxies returned pursuant to this solicitation will be voted by the persons named therein for the election as directors of the persons named below under "Information Relating to Directors, Nominees and Executive Officers" as nominees for election as directors unless specifically directed to withhold authority in the proxy. Should any nominee be unable to accept the office of director (which is not presently anticipated), the persons named in the proxies will vote for the election of such other persons as they shall determine.

Information Relating to Directors, Nominees and Executive Officers

        The following table sets forth the name, principal occupation and position and offices with the Company, age, and length of service of each of the directors, nominees for director and executive officers of the Company and ownership of Common Stock and Class B Common Stock of the Company (by number of shares and as a percentage of the total outstanding shares of each class and as a percentage of the total voting power of all outstanding voting shares combined) of each director and nominee and each executive officer named in the "Summary Compensation Table" below and of all executive officers and directors as a group. Because Class B Common Stock is convertible into Common Stock the number of shares listed as owned under the Common Stock column in the table also includes the number of shares listed under the Class B Common Stock column. The information in the table has been furnished to the Company by the persons listed.

			Common Stock and Class B Common Stock Beneficially Owned As of August 20, 2002
Name, Principal Occupation and Company Position	Age	Director Since	Number of Shares of Common(1)(2)	Percent Of Class	Number of Shares of Class B Common(3)	Percent Of Class	Percent of Total Voting if Class voting not applicable(3)
Directors and Nominees for Election as Director
Edward J. Richardson(4)(24) Chairman of the Board, And Chief Executive Officer of the Company	60	1965	3,405,477(10)	27.74%	3,195,911	99.66%	79.72%
Bruce W. Johnson (26) President and Chief Operating Officer of the Company	61	1996	170,363(18)	*	0	*	*
Dario Sacomani (25) Senior Vice President and Chief Financial Officer of the Company	46	2002	14,098(15)	*	0	*	*
Arnold R. Allen Management Consultant	70	1986	25,000(13)	*	11,782	*	*
Jacques Bouyer(5)(6)(9) Management Consultant	74	1990	43,250 (14)	*	0	*	*
Scott Hodes(5)(7)(8) Partner, Ross & Hardies, Attorneys at Law, which firm provides Legal services to the Company	65	1983	74,712 (11)	*	3,712	*	*

Ad Ketelaars(9) CEO, Vincere BV	45	1996	42,000(17)	*	0	*	*
John R. Peterson(7)(9) Managing Director, Cleary Gull Inc.	45	1999	15,000(19)	*	0	*	*
Harold L. Purkey(7) Retired Managing Director First Union Securities, Inc.	56	1994	42,000(16)	*	0	*	*
Samuel Rubinovitz(4)(5)(6)(8)(9) Management Consultant and Director, LTX Corporation	72	1984	40,431(12)	*	825	*	*
Non Director Executive Officers of the Company
William G. Seils(27) Senior Vice President, General Counsel and Secretary	67	N.A.	89,783(20)	*	0	*	*
Robert Prince(28) Executive Vice President, Worldwide Sales	40	N.A.	84,995(21)	*	0	*	*
Joseph C. Grill(29) Senior Vice President—Human Resources	58	N.A.
Flint Cooper(30) Executive Vice President, Security Systems Division	40	N.A.
Pierluigi Calderone(31) Vice President and Managing Director, European Operations	44	N.A.
Robert J. Heise(32) Vice President, Display Systems Group	37	N.A.
Gregory J. Peloquin(33) Executive Vice President & Gen. Mgr. RF & Wireless Communications Group	38	N.A.
Kathleen M. McNally(34) Senior Vice President Marketing Operations	43	N.A.
Murray J. Kennedy(35) Executive Vice President & Gen. Mgr. Industrial Power Group	41	N.A.
Kevin F. Reilly(36) Senior Vice President & Chief Information Officer	49	N.A.
Officers and Directors As a group (23 persons)			4,391,611(22)	36.16%	3,212,230(23)	99.91%	82.57%

(*)
Less than 1%.

(1)
Includes the number of shares listed under the column "Number of Shares of Class B Common."

(2)
Except as noted, beneficial ownership of each of the shares listed is comprised of either sole investment and sole voting power, or investment power and voting power that is shared with the spouse of the Director or officer, or voting power that is shared with the Trustees of the Company's Employees Stock Ownership Plan ("ESOP") with respect to shares identified as allocated to the individual's ESOP account.

(3)
Common Stock is entitled to one vote per share and Class B Common Stock is entitled to ten votes per share. Computation assumes that Class B Common Stock held or subject to acquisition pursuant to stock option is not converted.

(4)
Member of Executive Committee.

(5)
Member of Compensation Committee.

(6)
Member of Stock Option Committee.

(7)
Member of Audit Committee.

(8)
Member of Directors' Executive Oversight Committee.

(9)
Member of Strategic Planning Committee.

(10)
Includes 3,195,911 shares of Common Stock which would be issued upon conversion of Mr. Richardson's Class B Common Stock, 25,906 shares of Common Stock allocated to the account of Mr. Richardson under the ESOP and 43,797 shares of Common Stock which would be issued upon conversion of $926,000 principal amount of the Corporation's 7 1/4% Convertible Subordinated Debentures, and 47,444 shares of Common Stock which would be issued upon conversion of $854,000 principal amount of the Corporation's 8 1/4% Convertible Senior Subordinated Debentures ("8 1/4% Debentures") owned by Mr. Richardson and 9,271 shares of Common Stock which would be issued upon conversion of $196,000 principal amount of the Corporation's 7 1/4% Convertible Subordinated Debentures, and 4,611 shares of Common Stock which would be issued upon conversion of $83,000 principal amount of the Corporation's 8 1/4% Convertible Senior Subordinated Debentures owned by a Trust of which Mr. Richardson is a Co-Trustee and as such shares investment and voting power. Does not include 15,660 shares of Common Stock held by William G. Seils as custodian for Mr. Richardson's sons, Alexander and Nicholas and 2,720 shares of Common Stock held by Mr. Richardson's wife or 6,333 shares of Common Stock which would be issued upon conversion of $114,000 principal amount of the Corporation's 8 1/4% Debentures owned by Mr. Richardson's wife, as to which Mr. Richardson disclaims beneficial ownership.

(11)
Includes 3,712 shares of Common Stock which would be issued upon conversion of Mr. Hodes' Class B Common Stock. Also includes 35,000 shares of Common Stock to which Mr. Hodes holds stock options exercisable within 60 days.

(12)
Includes 825 shares of Common Stock which would be issued upon conversion of Mr. Rubinovitz' Class B Common Stock. Also includes 35,000 shares of Common Stock to which Mr. Rubinovitz holds stock options exercisable within 60 days.

(13)
Includes 11,781 shares of Common Stock to which Mr. Allen holds stock options exercisable within 60 days and an additional 11,782 shares of Common Stock which would be issued upon conversion of 11,782 shares of Class B Common Stock as to which he also holds stock options exercisable within 60 days.

(14)
Includes 35,000 shares of Common Stock to which Mr. Bouyer holds stock options exercisable within 60 days.

(15)
These 14,098 shares of Common Stock Mr. Sacomani holds as a Restricted Stock Award that vest in three annual installments beginning June 17, 2003.

(16)
Includes 15,000 shares of Common Stock as to which Mr. Purkey holds stock options exercisable within 60 days.

(17)
Includes 42,000 shares of Common Stock as to which Mr. Ketelaars holds stock options exercisable within 60 days.

(18)
Includes 112,000 shares of Common Stock for which Mr. Johnson holds stock options exercisable within 60 days. Also includes 1,363 shares of Common Stock allocated to the account of Mr. Johnson under the ESOP.

(19)
Includes 10,000 shares of Common Stock to which Mr. Peterson holds stock options exercisable within 60 days.

(20)
Includes 79,790 shares of Common Stock as to which Mr. Seils holds stock options exercisable within 60 days. Also includes 9,810 shares of Common Stock allocated to the account of Mr. Seils under the ESOP. Does not include shares held as custodian—see (10).

(21)
Includes 70,000 shares of Common Stock as to which Mr. Prince holds stock options exercisable within 60 days. Also includes 6,806 shares of Common Stock allocated to the account of Mr. Prince under the ESOP.

(22)
Does not include 14,660 shares of Common Stock held by certain members of such group as custodians under Uniform Gift to Minors Acts or 7,510 shares of Common Stock held by spouses of member of group. Includes 3,195,111 shares of Common Stock which would be issuable on conversion of Class B Common Stock, 547,719 shares of Common Stock issuable upon options exercisable within 60 days, 11,782 shares of Common Stock which would be issuable on conversion of Class B Common Stock issuable upon options exercisable within 60 days, 43,797 shares of Common Stock which would be issued upon conversion of $926,000 principal amount of the Corporation's 7 1/4% Convertible Subordinated Debentures, and 47,444 shares of Common Stock which would be issued upon conversion of $854,000 principal amount of the Corporation's 8 1/4% Convertible Senior Subordinated Debentures. Includes 66,338 shares of Common Stock held in trust for the benefit of the Company's profit sharing trust and ESOP allocated to the accounts of all executive officers and directors as a group; such shares are ratably forfeitable in the event the officer leaves the employ of the Company prior to completing six years of service.

(23)
Includes 11,782 shares of Class B Common Stock issuable upon exercise of options exercisable within 60 days.

(24)
Mr. Richardson has been employed by the Company or its predecessor since 1961, holding several positions. He was Chairman of the Board, President and Chief Executive Officer of the Company from September 1989 until November 1996 when Mr. Johnson became President. Mr. Richardson continues to hold the offices of Chairman of the Board and Chief Executive Officer.

(25)
Mr. Sacomani is Senior Vice President and Chief Financial Officer since joining the Company in June, 2002. He was elected a Director effective as of August 6, 2002. Prior to joining the Company he was Senior Vice President, Chief Financial Officer and Treasurer of On Semiconductor in Phoenix, AZ since it was spun off from Motorola, Inc. in 1988. Prior thereto he was employed by Motorola Inc. in management positions in finance and accounting, most recently as Vice President Semiconductor Components Group & Controller.

(26)
Mr. Johnson has been President, Chief Operating Officer and Director since joining the Company in November 1996. Prior thereto, from January 1992 until January 1996, he was president of Premier Industrial Corporation, a New York Stock Exchange listed company which was acquired by Farnell Ltd.

  in April 1996. He was executive vice president of Premier from February 1987 until January 1992. Premier is a full service business to business supplier of electronic components for industrial and consumer products, essential maintenance and repair products for industrial, commercial and institutional applications, and manufactures high-performance fire-fighting equipment.

(27)
Mr. Seils has been Senior Vice President since January 1992 and General Counsel and Secretary since May 1986. Prior to joining the Company in 1986, he was a partner in the law firm of Arvey, Hodes, Costello and Burman, Chicago, Illinois.

(28)
Mr. Prince has been Executive Vice President of Worldwide Sales since February 1998 and was Vice President of Worldwide Sales from November 1996 until February 1998. He was Vice President of Sales from November 1991 until November 1996 and held several other positions since joining the Company in November 1978.

(29)
Mr. Grill has served as an officer of the Company since 1987 and became an executive officer in the position of Vice President—Corporate Administration in 1992. In 1994 his title was changed to Vice President, Human Resources, and in 1999 he was made Senior Vice President, Human Resources.

(30)
Mr. Cooper has been Executive Vice President—SSD since joining the Company in November 1994. He was director of CCTV Sales with Arius, Inc. from February 1991 until November 1994 and purchasing agent at ADT Security Systems, a distributor of electronic security equipment, from August 1988 to January 1991.

(31)
Mr. Calderone is Vice President and Director of European Operations, prior to that he was Vice President and Managing Director for European Operations since March 1998. He joined the Company in July 1990 as District Sales Manager for Italy and served as Regional Sales Manager of Italy from February 1991 until March 1998.

(32)
Mr. Heise is Vice President and General Manager of the Display Systems Group, prior to that he was Vice President of the Display Systems Group since May 2000. He joined the Company in October 1987 as European Systems and Operations Specialist and has held various other positions in Operations and Sales.

(33)
Mr. Peloquin is Executive Vice President and General Manager of the RF & Wireless Communications Group since January 15, 2002, prior to that he was Vice President of the RF & Wireless Communications Group since November 1999 when he rejoined the Company. He first joined the Company in 1990 and held various positions in product management until 1997 when he left to join Motorola, Inc. as Director of Global Distribution for Wireless Infrastructure Division, which position he held until he rejoined the Company in 1999.

(34)
Mrs. McNally was named Senior Vice President of Marketing Operations in July 2000. She served as Marketing Services Manager from 1986 until 1989 and was named Vice President and Corporate Officer of Marketing Operations in 1989. She has held various positions within Marketing since joining the Company in 1979.

(35)
Mr. Kennedy is Executive Vice President and General Manager of the Industrial Power Group, since January 15, 2002, -prior to that he was Vice President and General Manager of the Industrial Power Group since September 1999. He has held various industrial product management positions since joining the Company in March 1994. Prior, he held positions with Litton Electron Devices Group and ITT Electron Devices Division.

(36)
Mr. Reilly has been Senior Vice President and Chief Information Officer since 1999 and has been in charge of Information Systems since joining the Company in 1993.

        Each nominee's and executive officer's principal occupation and employment for the last five years has been as listed in the table or footnotes thereto, except as follows:

  Mr. Allen joined the Company as its President and Chief Operating Officer in September 1985. He retired as President of the Company in September 1989. Since his retirement, Mr. Allen has been a management consultant and presently provides management consulting services to the Company. He served as Chairman of the Strategic Planning Committee of the Company's Board of Directors from April 1991 until April 1992.

  Mr. Hodes is a partner at the law firm of Ross & Hardies, which firm provides legal services to the Company.

  Mr. Rubinovitz was Executive Vice President of EG&G, Inc., a diversified manufacturer of instruments and components, from April 1989 until his retirement in January 1994. He is also a Director of LTX Corporation and a member of its Compensation Committee; and, a director of Kronos, Inc and a member of its Compensation Committee.

  Mr. Bouyer served as Chairman of the Board of Philips Components of Paris, France, engaged in the manufacture and sale of electronic components and a subsidiary of N.V. Philips of The Netherlands, from April 1, 1990 until January 1, 1994 when he became honorary Chairman of the Board and a director until December 31, 1995. Mr. Bouyer also was Vice Chairman of the BIPE Institute for Economic and Market Research from 1981 until 1997. He has been a consultant in business strategies and management since January 1990.

  Mr. Purkey was President of Forum Capital Markets since May 1997 and Senior Managing Director of such company since May 1994. Forum Capital was acquired in 2000, and Mr. Purkey was the Managing Director of First Union Securities, the successor to Forum Capital, until his retirement on October 1, 2001. From July 1990 until February 1994 he was employed by Smith Barney Shearson, holding the position of Senior Managing Director and Manager of the Convertible Bond Department.

  Mr. Ketelaars is CEO of Vincere BV whose business is interim management, consulting and investments. He also serves the Company as an employee of certain foreign subsidiaries. He was Vice President and Managing Director of Richardson Electronics Europe from May 31, 1996 until July 10, 1998. He has held several general management positions with companies such as Philips (Electronic Components), ITT (Cable TV), EnerTel (Telecom Operator), and Comsys (Voice Response Systems). Mr. Ketelaars is presently an independent advisor and co-investor in "start-up"companies.

  Mr. Peterson is a Managing Director, the Head of Investment Banking and a member of the board of directors of Cleary Gull Inc., an investment banking and investment consulting firm he joined in March of 2002. Previously he was a Managing Director of the Tucker Anthony Inc., the Co-Head of its Tucker Anthony Sutro Capital Markets ("TASCM") division, which provided investment banking services to the Company, and a member of its Operating Committee until November 2001. For a brief time in 2001 and 2002 he was a Managing Director of Riverview Financial Group; LLC, until it was acquired by Cleary Gull Inc. Mr. Peterson was the representative of Tucker Anthony Cleary Gull, a predecessor of TASCM, which was one of the lead underwriters for the Company's public offering of 3,600,000 shares of Common Stock, on May 1, 1998. He is a member of the Board of Directors of Krueger International, Inc., a privately held contract furniture manufacturer, and the Milwaukee Florentine Opera Company.

        Executive officers serve for a term until their respective resignation, death or removal.

Board and Committee Meetings

        During the last fiscal year, the Company's Board of Directors held 8 meetings. Each Director attended at least 75% of the aggregate number of such meetings and meetings of the Committees on which he served.

        The Board's Executive Committee met once during the last fiscal year, and acted on four occasions by unanimous written consent. The Executive Committee, during the interval between meetings of the Board of Directors, may exercise all authority of the Board in the management of the Company, except as otherwise provided in the Company's By-laws or by applicable law.

        The Board's Audit Committee held 5 meetings in the last fiscal year. It meets for the purpose of reviewing and making recommendations regarding the engagement of an independent accounting firm for the Company; the scope of the independent accountants' audit procedures; the adequacy and implementation of internal controls; and such other matters relating to the Company's financial affairs and accounts as it deems desirable or in the best interest of the Company. The Board of Directors has determined that the composition of the Committee comply with the requirements of The National Association of Securities Dealers listing standards, including that they are independent as that term is defined in NASDAQ rules with the possible exception of Scott Hodes due to legal fees that the Company pays to Ross & Hardies, a law firm of which Mr. Hodes is a partner. However, The Board, by resolution, has determined that Mr. Hodes membership on the Committee is in the best interests of the Company due to his experience and knowledge and consequently satisfies the exception provided by NASDAQ Marketplace Rule 4350(d)(2)(B). The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Exhibit A.

        The Board's Directors' Executive Oversight Committee held 4 meetings in the last fiscal year. It is charged with monitoring the Company's Government contracting activities and compliance with its Code of Conduct, and policies on stock trading and ethical business practices and reporting on the same.

        The Board's Compensation Committee held 2 meetings in the last fiscal year. It is responsible for reviewing and establishing the compensation policy and guidelines for, and approval of, the compensation of executive officers and the compensation of the chief executive officer.

        The Board's Stock Option Committee held 1 meeting and acted 5 times by consent without meeting in the last fiscal year. It administers the Company's Incentive Stock Option Plan, Incentive Compensation Plan, 1994 Incentive Compensation Plan, 1996 Incentive Compensation Plan, 1996 Stock Purchase Plan, 1998 Incentive Compensation Plan, 1999 Stock Purchase Plan and the 2001 Incentive Compensation Plan including determining the employees to whom stock options, awards or cash bonuses are granted, the number of shares subject to each option or award, and the date or dates upon which each option or award may be exercised.

        The Board's Strategic Planning Committee which is responsible for developing and reviewing long term strategic plans for the Company met 1 time in the last fiscal year.

        The Company has no standing Nominating Committee or committee performing a similar function.

Directors Compensation

        Directors who are not Company employees receive a quarterly fee of $3,000 and a fee of $500 for each Board or Committee meeting attended in person, plus travel expenses. Director's currently do not receive a fee for attending telephonic committee meetings. In addition, each current Non-Employee Director has received a grant of options to acquire 25,000 shares of the Company's Common Stock, upon election to the Board, at exercise prices ranging from $5.25 to $12.875 per share (the fair market value on the date of grant) under the Company's Stock Option Plan for Non-Employee Directors ("Directors' Plan"), or the Company's 1996 Stock Option Plan for Non-Employee Directors ("1996 Directors' Plan"). In addition, each current Non-Employee Director received a grant of an option to acquire an additional 5,000 shares of the Company's Common Stock each April beginning at the later of 1996 or five years after first elected as a director at exercise prices ranging from $5.375 per share to $12.875 per share. Under the Director's Plan and the 1996 Directors' Plan, options are granted to any director of the Company who is not an officer or employee of the Company or any of its subsidiaries or affiliates and who has not been such for a period of one year prior to his first being elected to the Board ("Non-Employee Director"). Options issued under the Directors' Plan and 1996 Directors' Plan are intended to be non-qualified stock options, not entitled to special tax treatment under Section 422A of the Internal Revenue Code of 1986, as amended, from time to time. The Directors' Plan and the 1996 Directors' Plan are administered by the Board of Directors of the Company which has the sole responsibility for construing and interpreting said Plans. Each option granted is evidenced by an option agreement between the optionee and the Company and, subject to the provisions of the Directors' Plan or the 1996 Directors' Plan, contains such terms and conditions as may be approved by the Board. The purchase price of each share that may be purchased upon exercise of an option is the fair market value of the share on the date the option is granted. These options are exercisable for a period of approximately ten years. Under the Directors' Plan, any new "Non-Employee Director" elected or appointed was granted an option to purchase 25,000 shares of the Company's Common Stock on the date such director took office. All options granted under the Directors' Plan vest over a five-year period from the date of grant with 20% of the option shares becoming first exercisable on each anniversary of the grant date. The Directors' Plan was terminated with respect to future grants on April 10, 1996. Under the 1996 Directors' Plan, any new Non-Employee Director elected or appointed after April 30, 1996 is granted an option to purchase 25,000 shares of the Company's Common Stock on the date such director takes office. All such options granted to New Non-Employee Directors vest over a five-year period from the date of grant with 20% of the option shares becoming first exercisable on the anniversary of the grant date. On each April 30 (after April 30, 1996) which is on or after the fifth anniversary of a Non-Employee Director's initial election as a director, such director is granted an additional option for 5,000 shares (subject to adjustment). Unless earlier terminated by the Board, the 1996 Directors' Plan shall terminate on June 1, 2006. The Directors' Plan and the 1996 Directors' Plan provide, among other things, that the option of any optionee, whose status as a director terminates because of retirement, or removal from the Board within one year after a change of control (as defined in the Directors' Plan and 1996 Directors' Plan), shall become fully exercisable with respect to all shares covered thereby and not previously purchased upon exercise of the option and shall remain fully exercisable until the option expires by its terms. Mr. Allen has non-qualified stock options for 11,781 shares of Common Stock and 11,782 shares of Class B Common Stock at an exercise price of $12.95 per share.

Affiliations

        There is no family relationship between any director and any other director or nominee for director or executive officer of the Company. No nominee or director is a director of any other public company, except Mr. Rubinovitz is a director of Kronos, Inc., and LTX Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who may be deemed to own beneficially more than ten percent of the Company's stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and NASDAQ. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 2002 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis with the exception of one report covering one gift of stock transaction filed late by Edward J. Richardson due to an administrative oversight by the Company; and two amended Form 3's filed by Kathleen M. McNally and Robert J. Heise to reflect a correction in the number of shares beneficially owned at the time they became executive officers.

PRINCIPAL STOCKHOLDERS

        As of August 20, 2002, no person or firm owned of record, and, so far as it is known to the Company, no person or firm owned beneficially 5% or more of the outstanding Common Stock or Class B Common Stock of the Company, except for Edward J. Richardson whose ownership of Common Stock and Class B Common Stock is set forth above in the table under the caption "Election of Directors—Information Relating to Directors, Nominees and Executive Officers"; and those entities identified and whose ownership of Company stock is set forth in the following table:

	Common Stock and Class B Common Stock Beneficially Owned As of August 20, 2002(2)(3)(4)(5)&(6)
Name of Beneficial Owner	Number of Shares of Common	Percent of Class	Number of Shares of Class B Common	Percent of Class	Percent of Total Voting If Class Voting Not Applicable (1)
Royce & Associates, LLC	2,030,182(2)	16.69%	0	0	4.59%
DePrince, Race & Zollo, Inc.	1,937,200(3)	15.93%	0	0	4.38%
Loomis Sayles & Company, L.P.	891,585(4)	7.33%	0	0	2.02%
T. Rowe Price Associates, Inc	893,200(5)	7.34%	0	0	2.02%
Dimensional Fund Advisors, Inc.	646,650(6)	5.32%	0	0	1.46%

(1)
Common Stock is entitled to one vote per share and Class B Common Stock is entitled to ten votes per share. Computation assumes that Class B Common Stock held or subject to acquisition pursuant to stock option is not converted into Common Stock.

(2)
Royce & Associates, LLC. ("Royce") has the sole power to vote and dispose of these shares. The shares include 65,582 shares of Common Stock which would be issued upon conversion of the Company's 7 1/4% Convertible Subordinated Debentures and 17,222 shares of Common Stock which would be issued upon conversion of the Company's 8 1/4% Convertible Senior Subordinated Debentures owned by clients of Royce. Information disclosed in this table was obtained from Royce on August 6, 2002. The address for Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019.

(3)
DePrince, Race & Zollo, Inc. is an investment advisor having sole power to dispose of these shares. Information disclosed in this table was obtained on July 29, 2002 from DePrince, Race & Zollo, Inc. The address for DePrince, Race & Zollo, Inc. is 201 S. Orange Ave., Suite 850, Orlando, FL 32801.

(4)
Loomis Sayles & Company, L.P. ("Loomis"), an investment advisor, has sole power to dispose of the 891,585 shares and has sole power to vote 29,879 shares of the 891,585 shares held by Loomis. Clients of Loomis have the economic interest but no one client has such an interest relating to more than 5% of the class. Information disclosed in this table was obtained from Loomis' 13G filed February 5, 2002. The address for Loomis is One Financial Center, 43rd Place, Boston, MA 02111.

(5)
Includes 211,685 shares of Common Stock which would be issued on conversion of the Company's 7 1/4% Convertible Subordinated Debentures. These securities are owned by various individual and institutional investors including T. Rowe Price Small Cap Value Fund, Inc. (which owns 866,685 shares, representing 7.1% of the shares outstanding, and includes the 211,685 shares which would be issued on conversion of the Company's 7 1/4% Convertible Subordinated Debentures),which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact the beneficial owner of such securities. Price Associates has sole dispositive power for all of the shares of Common Stock and sole voting power for 866,685 shares of Common Stock and T. Rowe Price Small Cap Value Fund has sole voting power for the shares which it owns. Information disclosed in this table was obtained from Price Associates on

  February 14, 2002. The address for Price Associates is 100 East Pratt Street, Baltimore, MD 21202.

(6)
Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possessed both investment and voting power over 755,250 shares of Richardson Electronics, Ltd. stock as of March 31, 2002. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities. This information was obtained on July 17, 2002 from Dimensional, whose address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401,

EXECUTIVE COMPENSATION

        The following table sets forth the annual and long-term compensation for the Company's chief executive officer and the four highest paid executive officers (named executives), as well as the total compensation paid to each such individual for the Company's two prior fiscal years:

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation (1)		Restricted Stock Awards(2)	Stock Options/ SARs	Long- Term Incentive Payouts	All Other Compen- sation(3)
Edward J. Richardson CEO and Chairman of the Board	2002 2001 2000	$436,295 419,165 419,165	$38,600 354,680 262,080	$	— — —	— — —	— — —	$ — — —	$4,806 11,702 10,044
Bruce W. Johnson President and Chief Operating Officer	2002 2001 2000	372,397 351,318 340,704	— 119,705 234,083		— — —	10,000 10,000 10,000	25,000 50,000 10,000	— — —	4,806 11,702 10,044
William J. Garry Senior Vice President, Finance and Chief Financial Officer	2002 2001 2000	207,173 198,814 189,194	55,473 95,926 100,904		— — —	— — —	13,950 15,000 10,000	— — —	4,806 11,702 10,044
William G. Seils Senior Vice President, General Counsel and Secretary	2002 2001 2000	201,098 193,433 187,905	68,461 111,996 114,622		— — —	— — —	13,950 15,000 10,000	— — —	4,806 11,702 10,044
Robert L. Prince Executive Vice President, Wordlwide Sales	2002 2001 2000	193,615 183,565 172,571	68,951 93,994 96,652		— — —	— — —	15,000 15,000 10,000	— — —	4,806 11,702 10,044

(1)
While officers enjoy certain perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus except as shown.

(2)
The restricted stock issued to Bruce W. Johnson vested within one year.

(3)
These amounts represent the Company's discretionary and 401(k) matching contributions to the Company's Profit Sharing Plan.

(4)
Mr. Garry entered into an Agreement with the Company pursuant to which he resigned his director and officer positions in the Company and provided for termination of his employment on October 22, 2002. Mr. Garry will receive total compensation and severance payments of $274,973 pursuant to the Agreement.

        The following table sets forth certain information concerning Options granted during fiscal 2002 to the named executives:

OPTION GRANTS IN LAST FISCAL YEAR

Name	Options Granted (1)(2)	% of Total Options Granted to Employees in FY02	Exercise or Base Price ($/sh)	Expiration Date	Fair Value at Grant Date(3)
Edward J. Richardson	—	—	$—	—	$—
Bruce W. Johnson	25,000	6.3%	7.060	9/21/11	72,500
William J. Garry(4)	13,950	3.5%	7.060	9/21/11	40,455
William G. Seils	13,950	3.5%	7.060	9/21/11	40,455
Robert L. Prince	15,000	3.8%	7.060	9/21/11	43,500

(1)
Options granted become exercisable in annual increments of 20%, beginning September 21, 2002.

(2)
Options granted under the option plan are exercisable for a period of up to ten years from the date of grant. Options terminate upon the Optionee's termination of employment with the Company, except under certain circumstances.

(3)
The fair value of the option at the grant date was calculated using the Black-Scholes option-pricing mode., using the following assumptions: $.16 annual dividend per share, expected annual standard deviation of stock price of 50% and a risk-free interest rate of 4.090%.

(4)
All unvested options of Mr. Garry will be forfeited as of October 28, 2002, the date of termination of employment with the Company (see footnote 4 of Summary Compensation Table.)

        The following table summarizes options exercised during fiscal year 2002 and presents the value of the unexercised options held by the named executives at fiscal year end:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES
At May 31, 2002

	Options Exercised		Number of Unexercised Options held at Fiscal Year end		Value of Unexercised, In-the-money options at Fiscal Year end(1)
	Shares Acquired	Value Realized
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Edward J. Richardson	—	$—	—	—	$—	$—
Bruce W. Johnson	—	—	88,000	82,000	254,360	168,540
William J. Garry(2)	—	—	12,000	39,950	23,840	29,960
William G. Seils	20,000	98,940	54,000	39,950	180,390	29,960
Robert L. Prince	—	—	58,000	42,000	192,725	119,700

(1)
Represents the difference between $11.12 per share (the closing price of the Company's common stock on May 31, 2002 and the exercise price of the options.

(2)
All unvested options of Mr. Garry will be forfeited as of October 28, 2002, the date of termination of employment with the Company (see footnote 4 of Summary Compensation Table.)

Certain Transactions

        On August 6, 2001, the Company loaned $75,000.00 to Bruce W. Johnson, President and Chief Operating Officer and a director of the Company, which loan was repaid in full to the Company on May 13, 2002 together with interest at the rate of 5.45% per annum.

COMPENSATION AND AUDIT COMMITTEE REPORTS AND
STOCK PERFORMANCE GRAPH

        The following pages contain a report issued by our Compensation Committee relating to executive compensation for fiscal 2002, a report issued by our Audit Committee relating to its review of our financial statements, procedures and practices, and a chart titled "Stock Performance Graph." Stockholders should be aware that under SEC rules, the Compensation Committee Report on Executive Compensation, the Audit Committee Report and the Stock Performance Graph are not deemed to be "soliciting material" or "filed" with the SEC under the Securities Exchange Act of 1934, and are not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless these sections are specifically referenced.

Report on Executive Compensation

        Traditionally, the Company's executive officers' compensation has been determined by the Company's Chief Executive Officer due to the relatively small number of other executive officers and the Chief Executive Officer's personal knowledge of the relative performance and responsibilities of each executive officer. Compensation for the Company's executive officers, other than the Chief Executive Officer, for the fiscal year ended May 31, 2002 was established in this manner and was approved by the Compensation Committee, except for long-term incentive compensation in the form of stock option and restricted stock award grants which were established by the Stock Option Committee. The compensation for the Company's Chief Executive Officer for fiscal 2002 was determined pursuant to a formula set by the Board of Directors in 1983, prior to the effective date of the Securities and Exchange Commission rules mandating disclosure of basis for such compensation, at a fixed base salary adjusted annually on each June 1 for changes in the cost of living ($436,295 for fiscal 2002), and a bonus equal to 2% of the Company's after tax profits. Mr. Richardson's bonus for fiscal year 2002, based on 2% of net income (without taking into account for special charges for the year) was $38,600. The Company expects that the Chief Executive Officer will continue to set compensation for the Company's other executive officers with the advice and guidance the Company's President, Bruce W. Johnson, with respect to other executive officers, and the approval of the Compensation Committee of the Board of Directors and that the Stock Option Committee will determine the granting of options and stock awards, and that the Chief Executive Officer's compensation will be set by the Compensation Committee.

        Bruce W. Johnson became the Company's President and Chief Operating Officer on November 12, 1996 pursuant to an agreement dated as of November 7, 1996, which provides for an annual base salary subject to adjustment in certain circumstances, and a bonus if the Company's earnings per share for the year exceeds its earnings per share for the prior fiscal year with the amount of such bonus, if any, determined by the Company's actual earnings per share performance in relation to the Company's budgeted earnings per share for the year. Mr. Johnson did not receive a cash bonus for fiscal year 2002. The agreement also provides for payments to Mr. Johnson for one year equal to his salary and bonus and other employee benefits if his employment is terminated under certain circumstances, including, without cause or from a change-in-control, or a breach by the Company.

        Pursuant to a 3-year Employment Agreement dated May 31, 2002 Dario Sacomani became the Company's new Senior Vice President and Chief Financial Officer replacing William J. Garry (who resigned) in that position. Mr. Sacomani's annual base salary is $280,000 and he will receive a bonus of up to 50% of his base salary if performance goals are met. 50% of the bonus is determined by the Company's earning performance and 50% is determined by Mr. Sacomani meeting goals for the year established by the Chief Executive Officer. Mr. Sacomani also received an option for 50,000 shares (with an exercise price equal to 100% of Fair Market Value on the date of grant) and a restricted stock award for 14,098 shares that will vest in equal amounts over the next three years. The agreement provides for payments to Mr. Sacomani for one year equal to his salary and bonus for the 12-month period prior to termination and immediate vesting of options and restricted stock awards in the event of termination of employment without cause or by Mr. Sacomani for certain specified reasons and if the termination by Mr. Sacomani occurs within 2 years of a change in control the salary and bonus payment amount is doubled.

        Individual compensation of other executive officers has been established to maintain equitable internal relationships taking into account the responsibilities, experience, seniority, and work performance of the individual executive, the overall performance of the Company and the unit or area of responsibility of the executive, the strategic objectives and budget considerations of the Company and competitive industry practices. The relative weight given to each of these factors varies from individual to individual and from year to year. Increases in executive officers' base salaries for the year ended May 31, 2002 ranged from 4% to 13% and increases aggregating approximately 4.25% in base salaries of executive officers are planned for the year ending May 31, 2003 due to competitive industry practices.

        A significant portion of each executive officer's compensation is in the form of a bonus (in fiscal 2002 it was budgeted to be from 50% to 60% of base compensation depending on the executive) which is performance-related. Bonuses are designed to reward executives for achieving and exceeding Company performance goals and/or individual performance goals. Bonuses or portions thereof, in fiscal 2002, for certain executive officers were based upon targeted levels of the Company's earnings. For bonuses or portions thereof based upon individual performance, the performance criteria or goals varied with each executive as set by the Chief Executive Officer after the executive's annual review. For example, an executive responsible for a business unit may receive a bonus or a portion thereof based upon the business unit meeting its financial goals while an executive in charge of other functions may receive a bonus or portion thereof based upon his achieving individual performance objectives which are generally subjective, established specifically for him by the Chief Operating Officer or Chief Executive Officer. For the fiscal year ended May 31, 2002 such individual performance bonuses or portions thereof were paid at percentages of target, ranging from 52% to 100%. Financial measures (e.g. earnings per share, return on invested capital, gross margin) and targets for each executive officer are set at the beginning of the fiscal year by the Chief Executive Officer, or the Chief Operating Officer and reviewed by the Chief Executive Officer, although discretionary adjustments are possible should unforeseen events occur.

        Salary levels, bonus criteria and performance objectives for the Company's executive officers are examined each year to take into account factors discussed above and other additional factors believed appropriate at the time. Executive compensation structures and levels for each year's targeted overall Company and individual performance goals are determined following regular structured annual reviews of each executive officer conducted by the Chief Executive Officer and/or Chief Operating Officer. Target performance levels take into account historic patterns of Company performance and strategic objectives.

        Individual stock option grants in fiscal 2002 were determined giving consideration to the factors discussed above and previous option grants and to give the executive officers additional incentive to improve the overall performance of the Company. This resulted in total options granted to executive officers in fiscal 2002 of 190,860 shares, and restricted stock awards aggregating 10,000 shares. All such options have an exercise price that is equal to 100% of the Fair Market Value of the Company's Common Stock on the date of grant. The Chief Executive Officer does not participate in these plans.

        In addition all executive officers, including the Chief Executive Officer, participate in broad based benefits generally available to all U.S. employees of the Company, such as medical, dental, disability, life insurance, profit sharing (which includes a 401(k) feature), employees stock ownership and employees stock purchase plans.

        The Omnibus Budget Reconciliation Act of 1993 (the "Act") amended the Internal Revenue Code, section 162(m), to limit deductibility for the Company for income tax purposes of compensation paid to the Chief Executive Officer and the 4 other highest paid executive officers to $1 million per year, per person, subject to certain exceptions. The Company does not currently have any executive exceeding that limitation. If at a future date it appears likely that such limitation may be exceeded, the Committee will consider recommending restructuring of executive compensation programs in light of the requirements of the Act and the regulations that may be promulgated thereunder to permit them to meet the exceptions to the limitation so such compensation may continue to be deductible.

JACQUES BOUYER
SCOTT HODES
SAMUEL RUBINOVITZ

        The following graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to the Company's stockholders during the five-year period ended May 31, 2002, as well as a broad equity market index (NASDAQ Stock Market (US & Foreign) Index) and a published industry index (NASDAQ Electronic Component Stock Index). All three indices reflect the value of an investment of $100 made on June 1, 1997. The stock price performance shown below is not necessarily indicative of future stock price performance.

PERFORMANCE GRAPH

REPORT OF THE AUDIT COMMITTEE

        Pursuant to its written Charter, the Audit Committee has:

  •
  Reviewed and discussed the audited financial statements with management and with the independent auditors.

  •
  Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards Board No. 61.

  •
  Received the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the auditors' independence, and considered the compatibility of non-audit services provided to the Company by the auditors with their independence.

  •
  Based on the review and discussion above, recommended to the Board of Directors (and the Board of Directors has accepted the recommendation) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

        Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The responsibility of the Audit committee is to monitor and review these processes. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The Committee members are not employees of the Company and they may not be, and they may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. The Audit Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

        Audit Fees—The aggregate fees charged by Ernst & Young LLP for the audit of the Company's 2002 annual financial statements and the review of the Company's quarterly financial statements included in the Company's quarterly reports on Form 10-Q during fiscal 2002 were $240,000.00.

        Financial Information Systems Design and Implementation Fees—The Company incurred no fees with Ernst & Young LLP for professional services relating to designing or implementing the Company's computer accounting systems or operating or supervising the operation of the Company's information systems during fiscal 2002.

        All Other Fees—Ernst & Young LLP charged an aggregate of $824,074.00 during fiscal 2002 for all other services provided to the Company not included in the preceding two paragraphs. These services were primarily related to tax planning and services.

        The Audit Committee considered and determined that the provision of services to the Company by Ernst & Young LLP for which they received fees (other than Audit Fees) as noted above was compatible with maintaining the principal accountant's independence.

Members of the Audit Committee:

Scott Hodes
Harold L. Purkey
John R. Peterson

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

        The Company's independent accountants for Fiscal 2002 were Ernst & Young LLP who have been the Company's independent public accountants since December 1981. In accordance with past practice, it is anticipated that early in 2003 the Audit Committee will recommend the appointment of the Company's independent public accountants for Fiscal 2003 and the Board of Directors will ratify such appointment (subject to changes which may be required by NASDAQ or SEC rules.) A representative of Ernst & Young LLP is expected to be present at the annual meeting of stockholders, with the opportunity to make a statement if such representative desires to do so, and such representative is expected to be available to respond to appropriate questions from stockholders.

ANNUAL REPORT

        The Company's Annual Report to Stockholders for the year ended May 31, 2002, including financial statements, accompanies this Proxy Statement. However, no action is proposed to be taken at the meeting with respect to the Annual Report, and it is not to be considered as constituting any part of the proxy soliciting material.

STOCKHOLDER PROPOSALS

        From time to time stockholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at a meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 2003 stockholders' meeting submitted pursuant to SEC Rule 14a-8 must be received by the Company no later than May 6, 2003. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company. Any stockholder proposal proposed for submission at our 2002 annual meeting outside the process of SEC Rule 14a-8 after July 16, 2002 shall be considered untimely. If such a proposal is submitted after that date the proxy holder or holders may exercise their discretionary authority, as conferred in the proxy, in voting on such proposal at such meeting.

OTHER MATTERS

        The management knows of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgment.

        A COPY OF THE COMPANY'S 2002 10-K REPORT IS AVAILABLE WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO: LEGAL DEPARTMENT, RICHARDSON ELECTRONICS, LTD., 40W267 KESLINGER ROAD, P. O. BOX 393, LAFOX, IL 60147-0393.

                          By order of the Board of Directors

                          EDWARD J. RICHARDSON
                          Chairman of the Board & Chief Executive Officer

September 4, 2002

EXHIBIT A

        RICHARDSON ELECTRONICS, LTD.
 AUDIT COMMITTEE CHARTER

Organization

        This charter governs the operations of the Audit Committee. The charter will be reviewed and reassessed by the Committee and will be approved by the Board of Directors, at least annually. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee will be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members will be financially literate and at least one member will have accounting or related financial management expertise.

Statement of Policy

        The Audit Committee will provide assistance to the Board of Directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the annual independent Audit of the Company's financial statements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent Auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes

        The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate tone for quality financial reporting, sound business risk practices, and ethical behavior.

A-1

        The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

  •
  The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the Audit Committee, as representatives of the Company's stockholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement the independent auditors. The Committee shall discuss the auditors independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee will review and recommend to the board the selection of the Company's independent auditors, subject to stockholders' approval.

  •
  The Committee shall discuss with the independent auditor the overall scope and plans for their audits including the adequacy of staffing and compensation. Also, the Committee will discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee will meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

  •
  The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also in such event, the Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

  •
  The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgement about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee will discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

A-2

RICHARDSON ELECTRONICS, LTD.
40W267 Keslinger Road
P.O. Box 393
LaFox, Illinois 60147-0393
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Edward J. Richardson and William G. Seils as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock and Class B Common Stock of Richardson Electronics, Ltd. held of record by the undersigned on August 20, 2002, at the Annual Meeting of Stockholders to be held on October 15, 2002 or any adjournment thereof.

1. ELECTION OF DIRECTORS	☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote all nominees listed below

Edward J. Richardson, Bruce W. Johnson, Dario Sacomani, Arnold R. Allen, Jacques Bouyer, Scott Hodes, Ad Ketelaars, John Peterson Harold L. Purkey and Samuel Rubinovitz.

INSTRUCTION: To withhold authority to vote for any individual nominees write that nominee's name in the space provided below.

2. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(continued on other side)

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposal 1.

        Please sign exactly as name appears below. For joint accounts, all tenants should sign. If signing for an estate, trust, corporation, partnership or other entity, title or capacity should be stated. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED	, 2002
Signature
Signature if held jointly

QuickLinks

PROXY STATEMENT INFORMATION CONCERNING THE SOLICITATION
ELECTION OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PRINCIPAL STOCKHOLDERS
EXECUTIVE COMPENSATION
COMPENSATION AND AUDIT COMMITTEE REPORTS AND STOCK PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE
RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
ANNUAL REPORT
STOCKHOLDER PROPOSALS
OTHER MATTERS
  EXHIBIT A